            ------------------------------------------------------
                            KATZ MEDIA CORPORATION,

                                   as Issuer


                          KATZ COMMUNICATIONS, INC.,
                           BANNER RADIO SALES, INC.,
                          CHRISTAL RADIO SALES, INC.,
                          EASTMAN RADIO SALES, INC.,
                           CABLE MEDIA CORPORATION,
                                 SELTEL, INC.,
                           CABLE READY CORPORATION,
                           THE CABLE COMPANY, INC.,
                         THE NATIONAL PAYROLL COMPANY,
                          KATZ INTERNATIONAL LIMITED,
                    INTERNATIONAL MEDIA SALES LIMITED, and
                       INDEPENDENT RADIO SALES LIMITED,

                                as Guarantors,

                                      and

                          FIRST UNION NATIONAL BANK,

                                  as Trustee

                                  ----------

                         SUPPLEMENTAL INDENTURE NO. 3


                         Dated as of December 13, 1996

                                  ----------

                                 $100,000,000

                  12 3/4% Senior Subordinated Notes due 2002
            ------------------------------------------------------

                  SUPPLEMENTAL INDENTURE NO. 3, dated as of December 13, 1996 (the "Supplement") to the Indenture, dated as of November 15, 1992, among KATZ MEDIA CORPORATION (formerly The Katz Corporation), a Delaware corporation, as Issuer (the "Company"), the Guarantors listed on Schedule I hereto (each individually a "Guarantor," and collectively the "Guarantors") and FIRST UNION NATIONAL BANK (formerly, First Fidelity Bank, National Association, New Jersey), as Trustee (the "Trustee"). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture (as defined herein).


                                   RECITALS

                  WHEREAS, the Company, each of the Guarantors and the Trustee entered into an Indenture, dated as of November 15, 1992 as amended by Supplemental Indenture No. 1 dated May 19, 1994 and Supplemental Indenture No. 2 dated August 12, 1994 (as amended, the "Indenture"), pursuant to which the Company issued $100,000,000 aggregate principal amount of its 12 3/4% Senior Subordinated Notes due 2002 (the "Notes");

                  WHEREAS, Section 8.02 of the Indenture provides that the Company, the Guarantors and the Trustee may modify or supplement the Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes without notice to any Noteholder;

                  WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws of the Company and of the Trustee necessary to make this Supplement a valid instrument legally binding on the Company, each of the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

                  WHEREAS, the written consents to the amendments or supplements to the Indenture have been obtained from the Holders of at least a majority in aggregate principal amount of the outstanding Notes; and

                  WHEREAS, all conditions precedent to amend or supplement the Indenture have been met.

                  NOW, THEREFORE, each party agrees, for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes, to the deletions, amendments and modifications set forth below (the "Amendments") which will become operative pursuant to the terms hereof.

                                   ARTICLE 1

                                  AMENDMENTS

         Section 1.01.    Deletions, Amendments and Modifications to Article 1.

         a. Deletions. THE FOLLOWING DEFINITIONS ARE HEREBY ELIMINATED IN THEIR ENTIRETY AND SHALL BE OF NO FURTHER FORCE OR
                  EFFECT: "Acquired Debt", "Consolidated EBITDA", "Consolidated Fixed Charge Coverage Ratio", "Consolidated Interest Expense", "Consolidated Net Income", "Consolidated Net Worth", "Disqualified Stock", "Permitted Debt", "Permitted Liens" and "Redeemable Dividend".

         b.       Amendments and Modifications.

                  1. THE FOLLOWING IS INSERTED IN SECTION 1.01 OF THE INDENTURE AS A NEW DEFINITION:

                           ""Net Consideration" shall equal the greater of (i)
                  the Net Cash Proceeds from such Asset Sale and (ii) 85% of the consideration for the Asset Sale less any Permitted Asset Sale Consideration received in connection with such Asset Sale."

                  2.       THE DEFINITION OF "UNRESTRICTED SUBSIDIARY" IN
                           SECTION 1.01 IS HEREBY REPLACED IN ITS ENTIRETY BY THE FOLLOWING:

                           ""Unrestricted Subsidiary" means (a) any Subsidiary
                  of the Company which at the time of determination shall have been designated an Unrestricted Subsidiary by the Board of Directors of the Company, as provided below, and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary; provided that
                  (x) the Subsidiary to be so designated (i) has total assets with a fair market value at the time of such designation of $25,000 or less or (ii) is being so designated simultaneously with the acquisition by the Company of such Subsidiary by merger or consolidation with an Unrestricted Subsidiary and
                  (y) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and a certificate certifying that such designation complied with the foregoing conditions. Notwithstanding the foregoing or any other provision of this Indenture to the contrary, no assets of any Restricted Subsidiary existing as of the date of this Indenture may be held at any time by Unrestricted Subsidiaries, except to the extent that the transfer by a Restricted Subsidiary of such assets to such Unrestricted Subsidiary would be deemed to constitute a Permitted Investment hereunder."

         Section 1.02.    Deletions, Amendments and Modifications to Article 4.

         a. Deletions. THE FOLLOWING SECTIONS ARE HEREBY ELIMINATED IN THEIR ENTIRETY AND SHALL BE OF NO FURTHER FORCE OR EFFECT:

                  1.  Section 4.06. Limitations on Incurrence of Debt.

                  2.  Section 4.07. Limitations on Restricted Subsidiary Debt
                                    and Preferred Stock.

                  3.  Section 4.08. Limitations on Other Subordinated Debt.

                  4.  Section 4.09. Limitation on Restricted Payments.

                  5.  Section 4.11. Limitations on Transactions with Affiliates.

                  6.  Section 4.12. Limitation on Liens.

                  7.  Section 4.13. Limitations on Distribution Restrictions
                                    Affecting Restricted Subsidiaries.

         b.       Amendments and Modifications.

                  1. SECTION 4.02 IS HEREBY AMENDED AND MODIFIED TO READ IN ITS ENTIRETY AS FOLLOWS:

                           "Section 4.02.  SEC Reports.

                           So long as any of the Notes remains outstanding, the
                  Company shall cause copies of all quarterly and annual financial reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar, in each case, within 15 days of filing with the SEC. The Company shall also comply with the provisions of TIA ss. 314(a). The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Noteholders under this Section 4.02."

                  2. SECTION 4.04 IS HEREBY AMENDED AND MODIFIED TO READ IN ITS ENTIRETY AS FOLLOWS:

                           "Section 4.04.  Compliance Certificate.

                           (a) The Company shall deliver to the Trustee, at
                  such time as the Company's annual financial statements are delivered pursuant to Section 4.02 above, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the period has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such Certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge no event has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

                           (b) The Company will, so long as any of the Notes
                  are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto."

                  3. THE FIRST PARAGRAPH OF SECTION 4.10 ENTITLED "LIMITATIONS ON SALES OF ASSETS AND RESTRICTED SUBSIDIARY STOCK" IS HEREBY DELETED AND REPLACED IN ITS ENTIRETY WITH THE FOLLOWING PARAGRAPH:

                           "The Company may not, and may not permit any of its
                  Restricted Subsidiaries to, directly or indirectly, make any Asset Sale unless the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Capital Stock sold or otherwise disposed of. Within one year after any Asset Sale, the Company (or such Restricted Subsidiary, as the case may be) may apply an amount up to the Net Consideration to repay Senior Debt or to an investment in capital assets in a line of business of the Company or its Restricted Subsidiaries existing as of the date of the Asset Sale. The difference between the Net

                  Consideration and the amount so applied or invested as provided in the preceding sentence constitutes "Excess Proceeds.""

         Section 1.03.     Amendments and Modifications to Article 5.  SECTION
5.01 IS HEREBY AMENDED AND MODIFIED TO READ IN ITS ENTIRETY AS FOLLOWS:

                           "Section 5.01.   Limitation on Consolidation,
                                            Merger, and Sales of Assets.

                           Neither the Company nor any Guarantor may
                  consolidate with or merge with or into any other entity or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in a single transaction or through a series of transactions, as an entirety or substantially as an entirety, to any entity (other than the merger of a Wholly-Owned Restricted Subsidiary of the Company into another Wholly-Owned Restricted Subsidiary of the Company or the merger of a Wholly-Owned Restricted Subsidiary of the Company into the Company), unless: (i) either (a) the Company or such Guarantor shall be the continuing corporation or (b) the entity (if other than the Company or such Guarantor) formed by such consolidation or into which the Company or such Guarantor is merged or the entity that acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the properties and assets of the Company or such Guarantor as an entirety shall be a corporation, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of this Indenture to be performed or observed on the part of the Company or such Guarantor; and (ii) the Company or such Guarantor shall deliver to the Trustee prior to the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and the supplemental indenture comply with this Indenture.

         Section 1.04.     Amendments and Modifications to Article 11.

                  a. SECTION 11.02 IS HEREBY AMENDED AND MODIFIED TO READ IN ITS ENTIRETY AS FOLLOWS:

                           "Section 11.02.  Defeasance and Discharge.

                           Upon the Company's exercise of the option described
                  in Section 11.01 above applicable to this Section with respect to the Notes, the Company shall be deemed to have been discharged from its obligations with respect to the notes on the date the conditions set forth in Section 11.04 below are satisfied (hereinafter, "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 11.06 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 11.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07 and
                  2.08 hereof, (C) the Company's rights and obligations under Sections 3.01, 3.02, 3.03, 3.04, 3.05, 3.06 and 3.07, (D) the
                  rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof) and (E) this
                  Article 11. Subject to compliance with this Article 11, the Company may exercise its option under this Section 11.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 11.03 below with respect to the Notes."

                  b. SUBSECTION 11.04(2) OF SECTION 11.04 ENTITLED "CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE" IS HEREBY AMENDED AND MODIFIED TO READ IN ITS ENTIRETY AS FOLLOWS:

                           "(2) no Event of Default or Default with respect to
                  the Notes shall have occurred and be continuing on the date of such deposit;"

         Section 1.05.     Amendments and Modifications to Article 12.  SECTION
12.06 IS HEREBY AMENDED AND MODIFIED TO READ IN ITS ENTIRETY AS FOLLOWS:

                           "Section 12.06.  Release of Guarantors.

                           The Company covenants and agrees that in the event
                  of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee; provided, however, that the Net Proceeds of such sale or other disposition are applied in accordance with applicable provisions of this Indenture."

                                   ARTICLE 2

                                 MISCELLANEOUS

         Section 2.01. Effect of this Supplemental Indenture No. 3. This Supplement is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms.

         Section 2.02. Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplement. This Supplement is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee assumes no responsibility for the recitals contained herein, which shall be taken as statements of the Company, and makes no representation as to the validity or sufficiency of this Supplement.

         Section 2.03. Governing Law. The laws of the State of New York shall govern this Supplement without regard to principles of conflicts of law.

         Section 2.04. Counterparts. The parties may sign any number of copies of this Supplement. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

         Section 2.05. Severability. In case one or more of the provisions in this Supplement shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, illegality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         Section 2.06. Effective Date of this Supplemental Indenture No. 3. This Supplement and the Amendments shall be effective immediately upon execution by the Company, the Guarantors and the Trustee. The Amendments shall not, however, become operative until such date that the Company delivers to the Trustee an Officers' Certificate that the following events have occurred: (i) the Acceptance Date (as defined in the Company's Offer to Purchase and Consent Solicitation dated November 14, 1996, as amended from time to time (the "Offer to Purchase")) has occurred in accordance with the terms of the Offer to Purchase and (ii) all Conditions to the Repurchase Offer (as such terms are defined in the Offer to Purchase) have been satisfied or waived.

                                     SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed, all as of the date first written above.

                               KATZ MEDIA CORPORATION


                               By: /s/ Richard E. Vendig
                                  -------------------------------------------
                                   Name:  Richard E. Vendig
                                   Title: Chief Financial and Administrative
                                          Officer and Treasurer

                               KATZ COMMUNICATIONS, INC.,
                                 as Guarantor
                               BANNER RADIO SALES, INC.,
                                 as Guarantor
                               CHRISTAL RADIO SALES, INC.,
                                 as Guarantor
                               EASTMAN RADIO SALES, INC.,
                                 as Guarantor
                               CABLE MEDIA CORPORATION,
                                 as Guarantor
                               SELTEL, INC.,
                                 as Guarantor
                               CABLE READY CORPORATION,
                                 as Guarantor
                               THE CABLE COMPANY, INC.,
                                 as Guarantor
                               THE NATIONAL PAYROLL COMPANY,
                                 as Guarantor
                               KATZ INTERNATIONAL LIMITED,
                                 as Guarantor
                               INTERNATIONAL MEDIA SALES LIMITED,
                                 as Guarantor
                               INDEPENDENT RADIO SALES LIMITED,
                                 as Guarantor

                               By: /s/ Richard E. Vendig
                                  -------------------------------------------
                                   Name:  Richard E. Vendig
                                   Title: Chief Financial and Administrative
                                          Officer and Treasurer

                               FIRST UNION NATIONAL BANK,
                                 as Trustee


                               By: /s/ Rick Barnes
                                  -------------------------------------------
                                   Name:  Rick Barnes
                                   Title: Assistant Vice President

                                  SCHEDULE I

KATZ COMMUNICATIONS, INC.
BANNER RADIO SALES, INC.
CHRISTAL RADIO SALES, INC.
EASTMAN RADIO SALES, INC.
CABLE MEDIA CORPORATION
SELTEL, INC.
CABLE READY CORPORATION
THE CABLE COMPANY, INC.
THE NATIONAL PAYROLL COMPANY
KATZ INTERNATIONAL LIMITED
INTERNATIONAL MEDIA SALES LIMITED
INDEPENDENT RADIO SALES LIMITED